UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2018

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On June 7, 2018, Lumentum Holdings Inc. (“Lumentum” or the “Company”) announced that Aaron Tachibana, the Company’s Chief Financial Officer, would be leaving the Company effective August 31, 2018. In connection with Mr. Tachibana’s departure, the Company announced that Christopher Coldren, the Company’s Vice President, Strategy and Corporate Development, would serve as Senior Vice President, Interim Chief Financial Officer, while the Company conducts a search for a new Chief Financial Officer, and Matthew Sepe, the Company’s Corporate Controller, was appointed as Chief Accounting Officer. Mr. Tachibana will remain an employee of the Company until August 31, 2018 and will provide transition services to the Company during this time.

Mr. Coldren, 47, has served in various roles at Lumentum since its separation from JDS Uniphase Corporation (now Viavi) in August 2015, most recently as Vice President, Strategy and Corporate Development. Mr. Coldren joined JDSU in December 2005 and prior to the separation, his responsibilities included leading strategic merger, acquisition, divestiture and partnership processes, helping the Company enter new markets and optimizing existing business lines. Previous responsibilities included Strategic Marketing, Business Development, and Technology Development for the Company’s optical communications transmission product business lines.

From 2000 to 2005, Mr. Coldren was Director of Technology and Business Development at Agility Communications, Inc., a leading tunable laser company. Mr. Coldren began his career at SDL, Inc. as a research scientist and developed advanced photonic technologies.

Mr. Coldren holds a PhD and M.S. in Electrical Engineering from Stanford University and a BA in physics from the University of California, Santa Barbara.

Mr. Sepe, 42, joined Lumentum in June 2016 as Vice President, Corporate Controller. Prior to Lumentum, Mr. Sepe served as Vice President, Corporate Controller at RingCentral, a provider of cloud-based communications and collaboration solutions for businesses, from October 2015 until May 2016, and from 2010 until August 2015, he served in various positions at Marvell Semiconductor, a provider of storage, networking and connectivity solutions, most recently as Vice President, Corporate Controller from March 2014 until August 2015. Prior to Marvell, Mr. Sepe served in financial reporting roles at Intel Corporation, a global technology company, and he began his career at Deloitte & Touche LLP, a public accounting firm. Mr. Sepe received a B.A. in accounting from Santa Clara University.

There are no family relationships between Messrs. Coldren and Sepe and any of the Company’s directors or executive officers and there are no arrangements or understanding between Mr. Coldren or Mr. Sepe and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Messrs. Coldren and Sepe and the Company.

Compensation Arrangements

In connection with his appointment as Senior Vice President, Mr. Coldren’s base salary was increased to $340,000 and his target incentive bonus under the Company’s Executive Officer Performance-based Incentive Plan (“CIP”) was increased to 60%. He will also receive a promotion grant of 6,316 restricted stock units (“RSUs”). In connection with his role as interim Chief Financial Officer, Mr. Coldren will receive an additional grant of 3,239 RSUs. All RSUs will be granted in accordance with the Company’s standard equity granting practices and will vest over three years with 1/3 vesting on the one year anniversary of the vesting start date with the remaining 2/3 vesting quarterly over the remaining 2 years subject to his continued service.

In connection with Mr. Sepe’s appointment as Chief Accounting Officer, his base salary will be increased to $280,000 and he will receive a grant of 1,619 RSUs which will be granted in accordance with the Company’s standard equity granting practices and will vest over three years with 1/3 vesting on the one year anniversary of the vesting start date with the remaining 2/3 vesting quarterly over the remaining 2 years subject to his continued service.

Mr. Tachibana is expected to enter into a letter agreement with Lumentum Operations LLC, the operating subsidiary of the Company, dated June 6, 2018 (the “Transition Letter”) which sets forth the terms of his employment until August 31, 2018. Mr. Tachibana will continue to receive the same salary and opportunity to participate in the CIP and the Company’s employee benefit plans. He will also continue to vest in his equity awards through his actual last day of employment with the Company.

Mr. Tachibana is expected to enter into a Separation and Release Agreement (“Separation Agreement”) with the Company in connection with his transition. Under the Separation Agreement, if Mr. Tachibana’s employment terminates on August 31, 2018 or his employment is terminated by the Company other than for “cause” prior to such time, and he signs and does not revoke a supplemental release with the Company on or following his last day of employment, he will receive:

•	the benefits under the Change in Control and Severance Benefits Plan, which consist of: (1) nine months vesting acceleration of his time-based equity awards, (2) a lump sum payment equal to nine months of salary, and (3) to the extent he elects continuation coverage under COBRA, reimbursement for the full monthly premium costs of such benefits for a period of nine months or until he is no longer eligible for COBRA benefits, whichever is sooner;

•	his bonus under the CIP based on the actual achievement of the performance targets set under the CIP (to the extent it has not yet been paid); and

•	nine months vesting acceleration of his performance-based RSUs based on actual achievement of the performance targets.

The foregoing description of the Transition Letter and Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Letter and Separation Agreement Letter, respectively, which will be filed with the Company’s Annual Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled “Lumentum Announces CFO Transition and Appoints Interim CFO” dated June 7, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

By:	/s/ Judy Hamel
Name:	Judy Hamel
Title:	Senior Vice President, General Counsel

June 8, 2018